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                                                                    EXHIBIT 21.1



                     BOSTON CELTICS LIMITED PARTNERSHIP II



                       BOSTON CELTICS LIMITED PARTNERSHIP



                                  SUBSIDIARIES

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
                            NAME                              STATE OF ORGANIZATION
                            ----                              ---------------------
Celtics Limited Partnership.................................        Delaware
BCCLP Holding Corporation...................................        Delaware
Celtics Capital Corporation.................................        Delaware
Celtics Investments, Inc ...................................        Delaware
Boston Celtics Communications Limited Partnership...........        Delaware
Celtics Pride GP............................................        Delaware
Celtics Basketball Holdings L.P.............................        Delaware
Celtics Basketball L.P......................................        Delaware



                          CASTLE CREEK PARTNERS, L.P.



                                  SUBSIDIARIES

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
                            NAME                              STATE OF ORGANIZATION
                            ----                              ---------------------
Celtics Basketball Holdings, L.P. ..........................        Delaware
Celtics Basketball, L.P. ...................................        Delaware